EXHIBIT 5.1

Tel-Aviv, December 9, 2009

EZchip Semiconductor Ltd.
1 Hatamar Street
Yokneam 20692
Israel

Ladies and Gentlemen:

         This opinion is furnished to you in connection with the registration statement on Form F-3 (the “Registration Statement”) to be filed on the date hereof by EZchip Semiconductor Ltd., a company organized under the laws of the State of Israel (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to (a) the registration for sale by the Company of up to $100,000,000 aggregate amount of the following securities of the Company: (i) ordinary shares (“Ordinary Shares”), nominal value NIS 0.02 per share (the “Primary Shares”), (ii) warrants to purchase Ordinary Shares and/or debt securities (the “Warrants”), and (iii) debt securities (the “Debt Securities”, and together with the Ordinary Shares and Warrants, the “Securities”) and (b) up to 3,622,997 ordinary shares (“Secondary Shares”) to be sold by certain shareholders of the Company.

        As special Israeli counsel to the Company in connection with the registering of the Securities pursuant to the Registration Statement, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of our opinion.

        Upon the basis of such examination, we are of the opinion that:

     1.        When the issuance of the Primary Shares has been duly authorized by appropriate corporate action, and the Primary Shares have been duly issued, sold and delivered in accordance with the applicable definitive purchase agreement or other similar agreement approved by, or on behalf of, the Company’s Board of Directors, the Primary Shares will be legally issued, fully paid and nonassessable.

    2.        When the issuance of the Warrants has been duly authorized by appropriate corporate action, and the Warrants have been duly executed and delivered against payment therefore, pursuant to a warrant agreement or agreements duly authorized, executed and delivered by the Company and a warrant agent, the Warrants will be valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

    a.        When the issuance of the Ordinary Shares issuable upon the exercise of any Warrants has been duly authorized by appropriate corporate action, and the Ordinary Shares have been duly issued, and the Company has received any additional consideration which is payable upon the exercise of the Warrants, the Ordinary Shares will be legally issued, fully paid and nonassessable.

    b.        When the issuance of the Debt Securities issuable upon the exercise of any Warrants has been duly authorized by appropriate corporate action, and the Debt Securities, have been duly completed, executed, authenticated and delivered in accordance with the indenture to be filed as an exhibit to the Registration Statement (the “Indenture”), and the Company has received any additional consideration which is payable upon the exercise of the Warrants, the Debt Securities will be valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

    3.        When the issuance of the Debt Securities has been duly authorized by appropriate corporate action and the Debt Securities have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold pursuant to the applicable definitive purchase agreement or similar agreement approved by, or on behalf of, the Board of Directors of the Company, the Debt Securities will be valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

     4.        The Secondary Shares have been duly authorized and are validly issued, fully paid and nonassessable.

        The opinion expressed herein is limited to Israeli law, and we do not express any opinion as to the laws of any other jurisdiction.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings “Legal Matters” and “Enforceability of Civil Liabilities” in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Naschitz, Brandes & Co., Advocates
Naschitz, Brandes & Co., Advocates